EXHIBIT (d)(2)


                       FIRST AMERICAN STRATEGY FUNDS, INC.

                                  EXHIBIT A TO
                          INVESTMENT ADVISORY AGREEMENT

                           Effective ___________, 2001


EFFECTIVE DATES:

Portfolio                                               Effective Date
---------                                               --------------

Strategy Income Fund                                    October 1, 1996
Strategy Growth and Income Fund                         October 1, 1996
Strategy Growth Fund                                    October 1, 1996
Strategy Aggressive Growth Fund                         October 1, 1996
Strategy Global Growth Fund                             [____________]



ADVISORY FEES:

                                                        Annual Advisory fee
                                                        As a Percentage of
Portfolio                                               Average Daily Net Assets
---------                                               ------------------------

Strategy Income Fund                                          0.25%
Strategy Growth and Income Fund                               0.25%
Strategy Growth Fund                                          0.25%
Strategy Aggressive Growth Fund                               0.25%
Strategy Global Growth Fund                                   0.25%